UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	September 6, 2006
(Date of earliest event reported):	September 1, 2006

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of Registrant as specified in its Charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street, Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 207-786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 - Entry into a Material Definitive Agreement

On September 1, 2006, Northeast Bancorp's wholly owned subsidiary, Northeast Bank (the "Bank"), entered into an agreement with John Schiavi for the purchase by the Bank of real estate located at 235 Main Street, South Paris, Maine for a purchase price of $ 400,000. The price was determined through an independent third party appraisal and was paid in the form of $297,000 in cash and 5,000 shares of the common stock of Northeast Bancorp (determined using the $20.60 price as of August 31, 2006). Mr. Schiavi is a director of Northeast Bancorp. Management of Northeast Bancorp and the Bank believe that the transaction reflects arm's-length, negotiated terms. The Bank's South Paris branch office is located on the purchased real estate.

Item 3.02 - Unregistered Sales of Equity Securities

The shares of Northeast Bancorp common stock issuable in the transaction described in Item 1.01 above were not be registered under the Securities Act of 1933 and were issued under Rules 505 and 506 of Regulation D promulgated under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 6, 2006	NORTHEAST BANCORP By: ____________________________ James D. Delamater President and Chief Executive Officer